Exhibit 2.2

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is entered into as of this 27th day of December, 2012, by and between: 1) Paldwick S.A., a corporation organized under the laws of the Oriental Republic of Uruguay represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (jointly with MM, MU, NN and GE (as hereinafter defined), “Paldwick”); 2) Martín Migoya, Argentine I.D. (D.N.I.) No. 20,252,614, acting by himself or represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated ("MM"); 3) Martín Gonzalo Umaran, Argentine I.D. (D.N.I.) No. 20,233,654, acting by himself or represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated ("MU"); 4) Néstor Augusto Nocetti, Argentine I.D. (D.N.I.) No. 18,363,547, acting by himself or represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated ("NN"); 5) Guibert Andrés Englebienne, Argentine I.D. (D.N.I.) No. 18,261,896, acting by himself or represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated ("GE"); 6) Endeavor Global Inc., a corporation organized under the laws of the state of Delaware, United States of America, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (“Endeavor”); 7) Riverwood Capital LLC, a limited liability company duly incorporated and validly existing under the laws of the State of Delaware, United States of America, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated ("Riverwood LLC"); 8) Riverwood Capital Partners (Parallel-B) L.P., an exempted limited partnership duly incorporated and validly existing under the laws of the Cayman Islands, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (“Riverwood (Parallel-B)”); 9) Riverwood Capital Partners L.P., an exempted limited partnership duly incorporated and validly existing under the laws of the Cayman Islands, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (“Riverwood Capital Partners”); 10) Riverwood Capital Partners (Parallel-A) L.P., an exempted limited partnership duly incorporated and validly existing under the laws of the Cayman Islands, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (“Riverwood (Parallel-A)” and together with Riverwood LLC, Riverwood (Parallel-B) and Riverwood Capital Partners, “Riverwood”); 11) FTVentures III, L.P., a limited partnership duly incorporated and validly existing under the laws of the State of Delaware, United States of America, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (“FTV III”); 12) FTVentures III-N L.P., a limited partnership duly incorporated and validly existing under the laws of the State of Delaware, United States of America, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (“FTV IIIN” and together with FTV III, “FTV”); 13) WPP Luxembourg Gamma Three S.à.r.l., a private limited liability company (société responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 124 Boulevard de la Petrusse, Luxembourg, L-2330, and registered with the Luxembourg Trade and Companies Register under registration number B 108.492, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (the “New Shareholder”); 14) Globant S.A., a corporation (Société anonyme) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg not yet registered with the Trade and Companies Register of Luxembourg (indistinctly, “Globant Lux” or the “Company”). Paldwick, MM, MU, NN, GE, Endeavor, Riverwood, FTV, the New Shareholder and the Company are sometimes referred to herein each as a "Party" and, collectively, as the "Parties".

RECITALS

WHEREAS, Paldwick, MM, MU, NN, GE, Endeavor, Riverwood LLC, RW Holdings S.à.r.l. (“RW Holdings”), ITO Holdings S.à.r.l. (“FTV Holdings” and together with Paldwick, MM, MU, NN, GE, Endeavor, Riverwood LLC and RW Holding, the “Original Parties”) are parties to that certain (i) “Convenio de Socios” (members agreement), dated February 23rd, 2011, and (ii) “Acta de Adhesión al Convenio de Socios” (joinder to members agreement) executed by Endeavor on January 18th, 2012 pursuant to which Endeavor joined the “Convenio de Socios” (members agreement) (the documents in (i) and (ii) together, the “Existing Shareholders’ Agreement”), pursuant to which the Original Parties have agreed to govern their rights and obligations as shareholders of Globant S.A. (formerly known as IT Outsourcing S.L.), a corporation duly organized as a sociedad anónima and validly existing under the laws of Spain ("Spanish Globant"). A copy of the Existing Shareholders’ Agreement is attached hereto as Exhibit A.

WHEREAS, the Original Parties have also executed the following agreements aimed at governing and regulating their rights and obligations as shareholders of Spanish Globant and complementing the Existing Shareholders’ Agreement: (i) certain “Voting Agreement” dated February 23rd, 2011 entered into by and between Riverwood LLC, RW Holdings and FTV Holdings (the “Original Voting Agreement”); and (ii) certain equityholders additional agreement dated May 7th, 2012, entered into by and between the Original Parties (the “Original Tax Amendment”) (the documents in (i) and (ii), together the “Original Complementary Documents”).

WHEREAS, on December 10th, 2012, Paldwick, MM, MU, NN, GE, Endeavor, Riverwood and FTV incorporated the Company to which they made certain capital contributions in kind which included their respective shares in Spanish Globant, except for Riverwood (Parallel-B), Riverwood Partners and Riverwood (Parallel-A) which contributed their shares of RW Holdings, and FTV III and FTV IIIN which contributed their shares of FTV Holdings (the “Contributions-in-Kind”).

WHEREAS, as a consequence of the Contributions-in-Kind, the Company holds all the shares of Spanish Globant, except for approximately 1.5% shares held by Spanish Globant as treasury shares.

WHEREAS, on December 10th, 2012 and in furtherance of the provisions set forth in Section 7.9 of the Existing Shareholders’ Agreement, Paldwick, MM, MU, NN, GE, Endeavor, Riverwood and FTV entered into an “Assignment and Assumption of Shareholders’ Agreement” whereby the parties thereto assumed the same rights and obligations assumed by the respective Original Parties in the Existing Shareholders’ Agreement with respect to Globant Lux and amended certain provisions thereof (the “Assignment and Assumption of the Existing Shareholders’ Agreement”). A copy of the Assignment and Assumption of the Existing Shareholders’ Agreement is attached hereto as Exhibit B.

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WHEREAS, Paldwick, MM, MU, NN, GE, Endeavor, Riverwood and FTV have also executed the following agreements aimed at governing and regulating their rights and obligations as shareholders of the Company and complementing the Existing Shareholders’ Agreement (as amended by the Assignment and Assumption of the Existing Shareholders’ Agreement): (i) certain “Voting Agreement” dated as of December 10th, 2012 entered into by and between Riverwood and FTV in replacement of the Original Voting Agreement (the “New Voting Agreement”); and (ii) certain equityholders additional agreement dated as of December 10th, 2012, entered into by and between Paldwick, MM, MU, NN, GE, Endeavor, Riverwood and FTV (the “New Tax Amendment”, and together with the New Voting Agreement, the “New Complementary Documents”). A copy of the New Complementary Documents is attached hereto as Exhibit C.

WHEREAS, on the date hereof, the Parties (other than the Company) entered into a stock purchase and subscription agreement (the “SPA”) whereby (i) Paldwick, MM, MU, NN, GE, Endeavor, Riverwood and FTV agreed to sell to the New Shareholder a pro rata participation of each of their holdings in the Company which in aggregate represents 20% of the issued shares of Globant Lux (the “Initial Purchase”) and (ii) the New Shareholder has agreed to subscribe for additional shares on the terms contemplated in the SPA (together (i) and (ii) the “Sale Transaction”).

WHEREAS, after the completion of the Initial Purchase, the shares of Globant Lux are held as follows:

(i)	Paldwick, MM, MU, NN and GE own 94,778,966 shares of the Company as follows:

Shareholder	Number of Shares	Class of Shares
Paldwick S.A.	19,421,760	Class A
MM	19,098,656	Class B
MU	18,061,238	Class B
NN	19,098,656	Class B
GE	19,098,656	Class B

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(ii)	Riverwood owns 101,939,889 shares of the Company whose holders are as follows:

Shareholder	Number of Shares	Class of Shares
Riverwood LLC	69,041,302	Class C
	154,816	Class D
Riverwood (Parallel-B)	7,559,996	Class E
Riverwood Capital Partners	18,727,257	Class E
Riverwood (Parallel-A)	6,456,518	Class E

Riverwood’s Class C shares of the Company are sometimes referred in the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents) as “Participaciones Riverwood Tramo 1” (Riverwood Tranch 1 Participation Interest); Riverwood’s Class D shares of the Company are sometimes referred in the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents) as “Participaciones Riverwood Tramo 2” (Riverwood Tranch 2 Participation Interest); and Riverwood’s Class E shares of the Company are sometimes referred in the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents) as “Participaciones Riverwood Tramo 3” (Riverwood Tranch 3 Participation Interest).

(iii)	FTV owns 62,543,252 shares of the Company whose holders are as follows:

Shareholder	Number of Shares	Class of Shares
	15,529,848	Class F
FTV III	12,832,576	Class G
	30,964,091	Class H
	842,037	Class F
FTV IIIN	695,798	Class G
	1,678,902	Class H

FTV’s Class F shares of the Company are sometimes referred in the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents) as “Participaciones FTV Tramo 3” (FTV Tranche 3 Participation Interest); FTV’s Class G shares of the Company are sometimes referred in the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents) as “Participaciones FTV Tramo 1” (FTV Tranche 1 Participation Interest); and FTV’s Class H shares of the Company are sometimes referred in the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents) as “Participaciones FTV Tramo 2” (FTV Tranche 2 Participation Interest).

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(iv)	Endeavor owns 2,729,070shares of the Company, as follows:

Endeavor	2,729,070	Class I

(v)	The New Shareholder owns 65,497,793 shares of the Company, as follows:

	4,855,440	Class A
	18,839,301	Class B
	17,260,325	Class C
	38,704	Class D
New Shareholder	8,185,943	Class E
	4,092,971	Class F
	3,382,094	Class G
	8,160,748	Class H
	682,267	Class I

WHEREAS, in connection with the New Shareholder’s receipt and ownership of Company’s shares pursuant to the Sale Transaction, and in furtherance of the provisions set forth in Section 1.1(iii) of the Existing Shareholders’ Agreement, the Parties desire to enter into an agreement whereby the New Shareholder agrees to be bound by the terms of the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents) as amended and supplemented by the provisions set forth in this Joinder Agreement, including Exhibit D hereto.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

Section 1. Party to the Existing Shareholders’ Agreement. The Parties hereto agree that the New Shareholder is hereby made a party to the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement, the New Complementary Documents and this Joinder Agreement including Exhibit D hereto) and the New Shareholder hereby acknowledges that it has received and reviewed a copy of the Existing Shareholders’ Agreement, the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents and, effective as of the date hereof, unconditionally agrees to: (i) become a party to the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement, the New Complementary Documents and this Joinder Agreement including Exhibit D hereto) as if such New Shareholder were an original signatory thereto, with no amendment or further action required, and thereafter, all references to Parties shall include such New Shareholder; (ii) be bound by and subject to, and hereby ratifies and confirms, all of the representations, covenants, agreements, consents, submissions, appointments, acknowledgments, and other terms and provisions that are applicable to the shareholders of the Company; and (iii) perform all obligations required of it as a shareholder of the Company pursuant to the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement, the New Complementary Documents and this Joinder Agreement including Exhibit D hereto).

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Section 2. Additional Provisions Applicable to the New Shareholder. Notwithstanding the foregoing, the Parties hereto agree to the provisions set forth in Exhibit D hereto which, with respect to the New Shareholder, shall complement and amend, as applicable, the provisions set forth in the articles of association of the Company and the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement, the New Complementary Documents and this Joinder Agreement) and shall be incorporated therein by reference. If there is any conflict between said documents and agreements and this Joinder Agreement, including Exhibit D hereto, this Joinder Agreement, including Exhibit D shall govern. The Company and the Shareholders agree to all of the obligations applicable to them as set forth in this Joinder Agreement, including Exhibit D.

Section 3. Amended and Restated Shareholders’ Agreement: The Parties hereby undertake to enter into good faith negotiations in order to execute an amended and restated shareholders’ agreement in English which shall contain substantially the terms, rights, preferences and privileges set forth in the Existing Shareholders’ Agreement (as amended and complemented by the Assignment and Assumption Agreement of the Existing Shareholders’ Agreement and the New Complementary Documents, and as further amended and supplemented by the provisions set forth in this Joinder Agreement, including Exhibit D hereto), within one hundred and twenty (120) calendar days from the date hereof. The Parties also agree to enter into a standard and customary registration rights agreement to be negotiated in good faith during such period.

Section 4. Notices: All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (a) when received, if delivered in person or (b) the day after being sent, if sent by an overnight courier or overnight mail service which requires written acknowledgement of receipt, or (c) when sent, if sent by telecopies and confirmed within forty-eight hours by letter mailed or delivered to the party to be notified at its address set forth herein, or (d) three (3) days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case to the corporate addresses set forth in the header of this Agreement or at such other address or addresses as any party may have advised the other in the manner provided in this section.

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Section 5. Entire Agreement: This Joinder Agreement, the Transaction Documents (as defined in the Stock Purchase Agreement), together with the exhibits and schedules thereto as well as the other documents referred to therein sets forth the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, contracts, promises, representations, warranties, statements, arrangements and understandings, if any, between the Parties or their representatives relating to the subject matter hereof. No waiver, modification or amendment of any provision, term or condition hereof shall be valid unless in writing and signed by the party to be charged therewith, and any such waiver, modification or amendment shall be valid only to the extent therein set forth.

Section 6. Applicable Law. Consent to Jurisdiction and Service: This Joinder Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Grand Duchy of Luxembourg.

a)	All disputes arising out of or in connection with this Agreement (individually, a “Legal Dispute”), shall be referred to and finally settled under the then current Rules of the American Arbitration Association (the “Arbitration Rules”), by three arbitrators (the “Arbitrators”) appointed in accordance with the Arbitration Rules.

b)	The Parties consent to the exclusive jurisdiction in the City of New York, New York, United States of America and the arbitration proceeding shall be held in the City of New York, New York, United States of America and shall be conducted in English.

c)	The Arbitrators shall render their determination according to law and not ex aequo et bono. The Arbitrators’ award may be enforced in any court having jurisdiction thereon.

d)	Each Party shall bear its own costs and attorney’s fees, and shall share equally in the fees and expenses of the Arbitrators. No punitive damages shall be awarded in any such arbitration.

e)	Notwithstanding the foregoing, any Party to the Legal Dispute may require enforcement of the Arbitrators’ award before any competent court if the other Party does not comply with the award.

f)	Each Party agrees that the notification in any action, proceeding or trial referred to in this Section 8.10 shall be considered effectively made if remitted to the addresses specified in Section 8.2 hereof.

g)	To the extent, if any, to which any of the Sellers or Buyer or any of their respective properties may be deemed to have or hereafter to acquire immunity on the ground of sovereignty or otherwise, from any arbitral or judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, attachment proceedings prior to judgment or in aid thereof) in any jurisdiction (whether arbitral or judicial), each of the Sellers and the Buyer hereby waives such immunity and agrees not to claim the same.

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h)	The Parties consent that any state or federal court located in the Borough of Manhattan, the City of New York, shall have non-exclusive jurisdiction with respect to the enforcement of the arbitration provisions of this Agreement and with respect to the enforcement of any award rendered in any arbitration conducted thereunder.

i)	EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

h)	Each Party waives any right or claim to post bond for costs (excepción de arraigo) in connection with the enforcement of an arbitration award.

Section 7. Severability: Any provision of this Joinder Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8. Counterparts: This Joinder Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9. Consent and Waiver: All Parties (other than the New Shareholder) consent to the sale of the shares of the Company to the New Shareholder pursuant to the Sale Transaction and waive all consent rights, rights of first refusal, co-sale rights and similar rights with respect to the shares of the Company under the Existing Shareholders’ Agreement, Original Complementary Documents, Assignment and Assumption Agreement, and organizational documents of Spanish Globant and the Company, in each case, solely with respect to the Sale Transaction.

Section 10. Spousal Consent: Mrs. Carolina Pinciroli, Martín Migoya’s spouse, Mrs. María Victoria Albornoz, Martín Gonzalo Umaran’s spouse, Mrs. Silvana Laura Gaggiotti, Néstor Augusto Nocetti’s spouse and Mrs. María Alejandra Fasce, Guibert Andrés Englebienne’s spouse, execute this Agreement to express their consent with the transactions contemplated hereunder in accordance with section 1,277 of the Argentine Civil Code.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Joinder Agreement as of the date first above written.

Globant S.A.

By:	/s/ Michael E. Marks
Name: Michael E. Marks
Title: Director

By:	/s/ Philip Odeen
Name: Philip Odeen
Title: Director

Paldwick S.A.,

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Director, Attorney-in-fact

Endeavor Global Inc.

By:	/s/ Linda Rottenberg
Name: Linda Rottenberg
Title: Co-Founder and CEO, Endeavor

Riverwood Capital LLC

By:	/s/ Michael E. Marks
Name: Michael E. Marks
Title: Authorized Person

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Riverwood Capital Partners (Parallel-B) L.P.

By: Riverwood Capital L.P., its general partner

By: Riverwood Capital GP Ltd., its general partner

By:	/s/ Michael E. Marks
Name: Michael E. Marks
Title: Director

Riverwood Capital Partners L.P.

By: Riverwood Capital L.P., its general partner

By: Riverwood Capital GP Ltd., its general partner

By:	/s/ Michael E. Marks
Name: Michael E. Marks
Title: Director

Riverwood Capital Partners (Parallel-A) L.P.

By: Riverwood Capital L.P., its general partner

By: Riverwood Capital GP Ltd., its general partner

By:	/s/ Michael E. Marks
Name: Michael E. Marks
Title: Director

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FTVentures III L.P.

By:	/s/ Richard German
Name: Richard German
Title: Senior Managing Member

FTVentures IIIN L.P.

By:	/s/ Richard German
Name: Richard German
Title: Senior Managing Member

WPP Luxembourg Gamma Three S.à.r.l.

By:	/s/ Lennart Stenke
Name: Lennart Stenke
Title: Manager

By:	/s/ Anne Ehrismann
Name: Lennart Stenke
Title: Manager

Martín Migoya

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Attorney-in-fact

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Martín Gonzalo Umaran

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Attorney-in-fact

Néstor Augusto Nocetti

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Attorney-in-fact

Guibert Andrés Englebienne

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Attorney-in-fact

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SPOUSAL CONSENT with the transactions contemplated under this Joinder Agreement (including Exhibit D hereto) in accordance with section 1,277 of the Argentine Civil Code.

Carolina Pincirolli

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Attorney-in-fact

Maria Victoria Albornoz

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Attorney-in-fact

Silvana Laura Gaggiotti

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Attorney-in-fact

Maria Alejandra Fasce

By:	/s/ Alejandro Candioti
Name: Alejandro Candioti
Title: Attorney-in-fact

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Pursuant to Item 601(b)(2) of Regulation S-K, we have omitted schedules (or similar attachments) to this agreement that are immaterial to an investment decision and which are not otherwise disclosed in the prospectus. The omitted schedules (or similar attachments) relate to:

•	Exhibit A: Existing Shareholders’ Agreement
•	Exhibit B: Assignment and Assumption of the Existing Shareholders’ Agreement
•	Exhibit C: New Complementary Documents
•	Exhibit D: Additional Terms and Conditions Applicable to the New Shareholder

We will furnish supplementally a copy of any omitted schedule to the Commission upon request.

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